Exhibit 10.102

THIRD OMNIBUS AMENDMENT AND REAFFIRMATION AGREEMENT

THIS THIRD OMNIBUS AMENDMENT AND REAFFIRMATION AGREEMENT (this “Agreement”), dated as of February 7, 2019, is by and among Staffing 360 Solutions, Inc. (the “Company”), Faro Recruitment America, Inc. (“Faro”), Monroe Staffing Services, LLC (“Monroe”), Staffing 360 Georgia, LLC, a Georgia limited liability company (“S360 Georgia”), Lighthouse Placement Services, Inc. (“Lighthouse”), Key Resources, Inc., a North Carolina corporation (“Key Resources”; together with each of Faro, Monroe, S360 Georgia and Lighthouse referred to herein collectively as the “Subsidiary Guarantors”; the Subsidiary Guarantors and the Company are referred to herein collectively as the “Obligors”), and Jackson Investment Group, LLC (the “Purchaser”).

WHEREAS, the Obligors and the Purchaser are parties to that certain Amended and Restated Note Purchase Agreement, dated as of September 15, 2017 (the “Original Purchase Agreement”), as amended by that certain First Omnibus Amendment, Joinder and Reaffirmation Agreement dated as of August 27, 2018 (the “First Omnibus Amendment”) and that certain Second Omnibus Amendment and Reaffirmation Agreement dated as of November 15, 2018 (the “Second Omnibus Amendment”; the Original Purchase Agreement as amended by the First Omnibus Amendment and the Second Omnibus Amendment is referred to herein as the “Existing Purchase Agreement”, and the Existing Purchase Agreement as amended by this Agreement and as the same may hereafter further be amended, restated, supplemented or otherwise modified from time to time is referred to herein as the “Purchase Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Purchase Agreement), pursuant to which the Company issued the Amended and Restated Note and the Second Senior Note;

WHEREAS, on November 15, 2018, the Company and Purchaser entered into that certain Debt Exchange Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Debt Exchange Agreement”), pursuant to which, among other things (a) $13,000,000 in outstanding principal amount (such principal amount being referred to herein as the “Debt Exchange Amount”) of the total outstanding principal amount of indebtedness under the Original Senior Note was satisfied and cancelled in exchange for the issuance of Series E Convertible Preferred Stock of the Company (“Series E Preferred Stock”) to the Purchaser, upon the terms and conditions as set forth therein, and (b) the Original Senior Note was amended and restated and replaced in its entirety by the Amended and Restated Note; and

WHEREAS, the parties desire to enter into this Agreement to, among other things, amend certain provisions of (i) the Purchase Agreement and (ii) the Certificate of Designation of the Series E Convertible Preferred Stock of the Company.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendments to the Purchase Agreement.  Subject to the satisfaction of the conditions precedent in Section 4, the Purchase Agreement is hereby amended as follows:

A.Section 1.1 if hereby amended by amending and restating the following defined terms in their entity with the applicable definitions set forth below:

“Permitted Distributions” means the following Restricted Distributions: (a) dividends payable solely in common stock and preferred stock; (b) repurchases of stock from individuals who were, but are

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no longer, employees, directors or consultants pursuant to stock purchase agreements entered as part of their compensation so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided, however, that such repurchases do not exceed $250,000 in the aggregate per Fiscal Year; (c) dividends or distributions paid by (i) a Subsidiary to the Company or another Obligor that is the direct or indirect parent of such Subsidiary or (ii) by a Foreign Subsidiary to an Obligor or to another Foreign Subsidiary that is the direct parent company of such Foreign Subsidiary; (d) dividends, distributions, management fees or other fees or compensation payable solely by an Obligor or a Subsidiary thereof to the Company or another Obligor; (e) dividends and distributions that are Permitted Intercompany Transactions so long as no Event of Default exists at the time thereof or would result therefrom, (f) in respect of the Series A Preferred Stock of the Company, provided that the aggregate monthly amount of all such Series A Preferred Stock dividends shall not exceed $17,000 (excluding any catch-up payment amount in respect of the delinquent dividend payments currently outstanding as of the Original Date in an aggregate amount not to exceed $400,000; the payment of any such catch-up amount being referred to herein as the “Series A Catch-up Payment”) and at the time of the making of such dividend no Event of Default shall exist or would result therefrom, (g) a quarterly cash dividend made by the Company to the holders of its Common Stock in the amount of one cent per share of Common Stock issued and outstanding, provided, that (1) such cash dividend does not exceed $100,000 in the aggregate per fiscal quarter of the Company and (2) at the time of the making of such dividend no Event of Default shall exist or would result therefrom, and (h) in respect of the Series E Preferred Stock and the Series E-1 Preferred Stock, cash dividends payable thereon pursuant to the terms of the Certificate of Designations and any repurchase or redemption of the Series E Preferred Stock and/or Series E-1 Preferred Stock.

“Transaction Documents” means collectively, this Agreement, each Senior Note, the Security Documents, the Existing Warrant Documents, the MidCap Intercreditor Agreement, the Pay Proceeds Letter, the Debt Exchange Agreement, the Certificate of Designation, Amendment No. 1 to the Certificate of Designation, together with any other guaranty now or hereafter executed by any Obligor in favor of the Purchaser, and all consents, notices, documents, certificates and instruments heretofore, now or hereafter executed by or on behalf of any Obligor, and delivered to the Purchaser in connection with this Agreement, the Security Documents, the Debt Exchange Agreement, the Warrant or the transactions contemplated thereby, each as amended, restated, supplemented or otherwise modified from time to time.

B.Section 1.1 of the Purchase Agreement is hereby further amended by adding the following new definitions in appropriate alphabetical order:

“Amendment No. 1 to the Certificate of Designation” means that certain Amendment No. 1 to the Certificate of Designation of the Series E Preferred Stock of Staffing 360 Solutions, Inc.

“Series E Preferred Stock” means the Series E Preferred Stock of the Company.

“Series E-1 Preferred Stock” means the Series E-1 Preferred Stock of the Company.

2.Amendments to Certificate of Designation.  The Purchaser hereby consents to and approves the amendment to the Certificate of Designation attached hereto as Exhibit A and authorizes the Company to file the same with the Secretary of State of the State of Delaware.

3.Conditions Precedent: This Agreement shall not become effective until the satisfaction (or waiver by the Purchaser in its sole discretion, which such waiver must be in writing signed by Purchaser and specifically reference this Section 4) of each of the following conditions:

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A.Documentation.  The Purchaser shall have received counterparts of this Agreement, in form and substance satisfactory to the Purchaser and its counsel, duly executed by each Obligor;

B.Representations Accurate.  All representations and warranties made by the Obligors contained herein or in any other Transaction Document shall be true and correct in all material respects on and as of the date hereof.  In addition to the foregoing, the Obligors hereby represent and warrant to the Purchaser that (i) since the Original Closing Date, no material default, breach or other violation has occurred under or with respect to any Material Contract (including, without limitation, the Existing Senior Secured Debt Documents), and (ii) no material default, breach or other violation shall arise under any Material Contract (including, without limitation, the Existing Senior Secured Debt Documents) as a result of the Obligors’ execution, delivery and performance of this Agreement.

4.Release.  Each of the Obligors hereby remise, release, acquit, satisfy and forever discharge the Purchaser and its respective agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Purchaser of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had or now has against the Purchaser and its respective agents, employees, officers, directors, attorneys and all persons acting or purporting to act on behalf of or at the direction of the Purchaser (“Releasees”), for, upon or by reason of any matter, cause or thing whatsoever arising from, in connection with or in relation to any of the Transaction Documents (including this Agreement) through the date hereof; provided, that the foregoing clause shall not apply to a Releasee in the event of fraud or willful misconduct of the such Releasee.  Without limiting the generality of the foregoing, the Obligors waive and affirmatively agree not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including, but not limited to, the rights to contest any conduct of the Purchaser or other Releasees on or prior to the date hereof; provided, that the foregoing clause shall not apply to a Releasee in the event of fraud or willful misconduct of such Releasee.

5.Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or other electronic transmissions, e.g. .pdf), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

6.Limited Effect.  This Agreement shall be deemed and shall constitute a “Note Document” and “Transaction Document” as such terms are defined in the Purchase Agreement. Except as modified and amended herein, the Purchase Agreement, the Security Agreement and the Pledge Agreement remain in full force and effect.

7.Reaffirmation of Security Interest.

Each of the Obligors hereby confirms and agrees that: (i) all security interests and liens granted to Purchaser under the Security Documents continue in full force and effect, and (ii) all Collateral remains free and clear of any liens other than liens in favor of Purchaser and Permitted Liens.  Nothing contained herein is intended to impair or limit the validity, priority and extent of the Purchaser’s security interest in and liens upon the Collateral.

8.GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS).

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[SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Third Omnibus Amendment and Reaffirmation Agreement to be duly executed by its authorized officers, and the Purchaser, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

COMPANY: STaffing 360 solutions, inc. By: ______________________ Name: Brendan Flood Title: Chairman and Chief Executive Officer

SUBSIDIARY GUARANTORS:

FARO RECRUITMENT AMERICA, INC.

By: ______________________

Name: Brendan Flood

Title:   President and Chief Executive Officer

MONROE STAFFING SERVICES, LLC

By: ______________________

Name:  Brendan Flood

Title:    President and Chief Executive Officer

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Staffing 360 Georgia, LLC

By: ______________________

Name:  Brendan Flood

Title:    President and Chief Executive Officer

LIGHTHOUSE PLACEMENT SERVICES, INC.

By: ______________________

Name:  Brendan Flood

Title:    President

KEY RESOURCES, INC.

By: ______________________

Name: Brendan Flood

Title:   President and Chief Executive Officer

PURCHASER:

JACKSON INVESTMENT GROUP, LLC

By: ______________________

Name:  Douglas B. Kline

Title:    Chief Executive Officer

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Exhibit A

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF DESIGNATION

OF

SERIES E CONVERTIBLE PREFERRED STOCK

OF

STAFFING 360 SOLUTIONS.

Staffing 360 Solutions, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 242 thereof, hereby certifies that the following resolutions amending the rights of the Series E Convertible Preferred Stock (which shall include Series E and Series E-1 Convertible Preferred Stock) (a) were duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) pursuant to authority conferred upon the Board of Directors by the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), and the Amended and Restated Bylaws of the Corporation (the “Bylaws”), at a duly held meeting of the Board of Directors held on February 7, 2019, and (b) was consented to by the sole holder of the outstanding shares of Series E Convertible Preferred Stock and Series E-1 Convertible Preferred Stock (the “Series E Preferred Stock”).

RESOLVED, that effective upon the filing of this Certificate of Amendment to Certificate of Series E Convertible Preferred Stock (this “Certificate of Amendment”), the Certificate of Designation of Series E Convertible Preferred Stock dated and filed with the Delaware Secretary of State on November 18, 2018 (the “Certificate of Designation”), are hereby amended as follows:

1.	Section 3.3 of the Certificate Designation is hereby amended and restated in its entirety to read as follows:

“3.3 Priority.  No dividends shall be declared or paid nor funds set apart for the payment of dividends on any Junior Securities for so long as any Series E Convertible Preferred Stock is issued and outstanding. Notwithstanding the foregoing, the Company shall be permitted to (a) in respect of the Series A Preferred Stock of the Company, during the period commencing on November 15, 2018, and ending on November 14, 2019, pay cash dividends thereon provided that the aggregate monthly amount of all such Series A Preferred Stock dividends shall not exceed $17,000, and (b) pay a quarterly cash dividend to the holders of its Common Stock in the amount of one cent per share of Common Stock issued and outstanding, provided, that such cash dividend does not exceed $100,000 in the aggregate per fiscal quarter of the Company, and provided with respect to both subsections (a) and (b), at the time of the making of such dividend no Preferred Default shall exist or would result therefrom.

RESOLVED, that the Certificate of Designation as amended by the Certificate of Amendment shall remain in full force and effect except as expressly amended hereby.

[signature page follows]

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THE UNDERSIGNED, being a duly authorized officer of the Corporation, does file this Certificate of Amendment to Certificate of Series E Convertible Preferred Stock, hereby declaring and certifying that the facts herein stated are true and accordingly has hereunto set his hand this 7th day of February, 2019.

By:

Name: Brendan Flood

Title:	President and Chief Executive Officer

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